Exhibit 10.18

(TRANSLATION)

FERROMEX IT OUTSOURCING AGREEMENT

Madrid, 26 June 2014.

THE PARTIES

Of the one part,

Diego Plaza Perez, with professional address at Calle Mezcal 207, Colonia Antigua, Monterrey, Nuevo León, Mexico, holder of National Identity Document/passport no XD396476.

He acts for and on behalf of Ferroatlántica de México SA de CV, (hereinafter the “Company”), as Managing Director.

And of the other part,

CARLOS LAFITTE PRADAL, with professional address at Paseo de la Castellana, 259 D, 7th floor, Madrid, holder of National Identity Document no 651.016 R.

He acts for and on behalf of ESPACIO INFORMATION TECHNOLOGY, S.A. (hereinafter ESPACIO I.T.), as Managing Director.

Both parties, having previously reached agreement

HEREBY STATE THAT

I. Whereas the Company is an industrial undertaking and is the head of a group comprising numerous subsidiaries with activities similar and complementary to that of the parent company, with their registered offices in Spain and abroad. It wishes ESPACIO I.T. to provide it with a comprehensive service operating and managing its IT systems, commonly known as “total outsourcing” (hereinafter the “Outsourcing”).

II. Whereas ESPACIO I.T. is an undertaking engaged in installing, integrating, developing, managing and maintaining data processing systems, and wishes to provide those services to the client.

III. Whereas both parties have therefore reached agreement for the provision of that service subject to the following

CONDITIONS

1) Definitions

For the purposes of interpreting this agreement the following terms shall have the following meanings:

Outsourcing: will consist of the IT system operating and management services, and the other services referred to in this agreement.

Programs: will mean machine readable instructions or databases, any material relating to those instructions or databases, including documentation, lists, machine-readable or printed material and all full or partial copies of the foregoing.

Programming material: will refer to all literary or authored works relating to programmes, programming tools, documentation, reports, drawings, diagrams and similar works.

Data: will be the data or information belonging to the Client on a magnetic or any other kind of medium, capable of being processed by computer.

ESPACIO I.T. IT environment: will be the machines (central processing unit, discs, tape streamers, communications control units, etc.) on which the data belonging to the Company and its group are to be processed, and the Programs belonging to ESPACIO I.T. and the accessories and physical requisites needed for the environment as a whole to operate properly. That infrastructure may be owned by ESPACIO I.T., ESPACIO I.T. may hold the necessary rights to use it or it may be subcontracted from a third party, and ESPACIO I.T. will in any event be ultimately liable to the Company in relation to the service.

2) Services under the agreement

The Outsourcing will include the services referred to in the definition of “Outsourcing” (Condition 1) which are set out in more detail below:

1)	Information processing, with all the technical procedures necessary for smooth running operation.

2)	Administering and designing databases, with the best levels of access to achieve appropriate cardinality.

3)	Maintaining the applications developed by ESPACIO I.T. during the term of this agreement with the upgrades and updates to the programmes necessary for them to operate properly.

4)	Security, by making the copies necessary to ensure that any information being processed in the ESPACIO I.T. IT Environment can be recovered.

5)	Control of communications on local and remote networks, monitoring teleprocessing flows in order to maintain an optimal level of service.

6)	Systems control, analysing the transaction load to ensure that the system performs well.

7)	The user support needed to help users ensure that the IT applications function properly.

8)	Selecting and supervising all the IT supplies required to ensure that the equipment comprising the Company’s information processing systems is technologically similar to that of ESPACIO I.T.

9)	The central computer will be available at the same working times as the Company to which it provides the service.

Independently of those services, ESPACIO I.T. will provide other additional complementary services not referred to in this agreement, such as studying, developing and installing new applications and migrating to new platforms, and any other type of IT service which the Company may require, on the terms and conditions agreed from time to time subject to the express agreement of both parties on the scope and the consideration.

Accordingly, before ESPACIO I.T. performs the aforementioned work or developments, the Company will pay ESPACIO I.T. such lump sum as is agreed between the parties at the relevant time. That work or those developments may be performed either directly by ESPACIO I.T. or by any third parties to whom ESPACIO I.T. may subcontract the work.

3) Place of performance and Nature of the services

The contracted services will be provided via ESPACIO I.T.’s IT environment at its premises at Torre Espacio - Paseo de la Castellana 259 D, Madrid, and via the Company’s equipment at its agencies and area offices which will be connected by a teleprocessing system to ESPACIO I.T.’s central server, and, if applicable, ESPACIO I.T.’s personnel may, subject to the Company’s agreement, travel to the Company’s various premises or addresses in order to perform the necessary tests on the IT systems located there.

Where that occurs, the Company will bear all travel and subsistence expenses of ESPACIO I.T. personnel where it is necessary for them to travel to the Company’s various agencies in order to provide the services. This paragraph will not apply to any agencies located within the Madrid metropolitan area.

ESPACIO I.T.’s IT environment will be in the possession of ESPACIO I.T. at all times during the term of this agreement, although certain services may however be provided by third parties contracted by ESPACIO I.T., which will be ultimately liable for the service.

ESPACIO I.T. will be responsible for choosing the equipment, and the equipment supplier, that it considers most appropriate in order to achieve the contracted levels of service. ESPACIO I.T. will present that equipment and subsequent updates to it, if any, to the Company which may only reject that equipment on good grounds, stating reasons.

ESPACIO I.T. will be liable for maintaining its IT environment and for the costs of its renewal and modernisation.

4) Service levels

Condition Two, which contains a list and a description of the services comprising the Outsourcing, specifies the service levels which define the availability of each system or service.

The Company and ESPACIO I.T. will by mutual agreement annually review the contents and targets of the agreed service levels.

5) Scope

The contracted services will be provided to all the Company’s area offices, projects and sites and offices and any parts of its hardware stock which require or are affected by those services.

6) Financial provisions

A.-	Annual fee

The annual fee for all the services provided by ESPACIO I.T. to the Company, referred to in Condition Two of this agreement, during the term of the agreement, is €16 500 (SIXTEEN THOUSAND FIVE HUNDRED EUROS).

That amount does not include Value Added Tax or similar taxes, which may be passed on to the Company at the corresponding rate.

The annual charge or fee for the services does include minor modifications and adaptations to the Company’s programs and systems so that they can be connected to ESPACIO I.T.’s IT environment.

B.-	Invoicing

ESPACIO I.T. will issue the invoices corresponding to the fees for the Outsourcing services in advance. Invoices will be issued quarterly. All invoices will be paid by bank transfer within 20 days following issue of the invoice to the following bank account held by ESPACIO I.T.:

BANKINTER - C/ Fermín Caballero, 51 - 28034 - Madrid

IBAN: ES29 0128 0086 7905 0223 5036

SWIFT CODE (BIC): BKBKESMM

The Company and ESPACIO I.T. may change the invoicing system at any time by written agreement without any requirement to vary this agreement.

C.-	Infrastructure costs

The Company will be liable for the cost of communications lines, servers at area offices, microcomputing components (PCs and printers) and all necessary infrastructure costs (cabling, etc.).

D.-	Review of the fee

The fee will be reviewed on completion of each financial year on the basis of the criterion, indicated previously, consisting of the level of the Company’s output or turnover in the preceding financial year.

The overall annual fee will also be adjusted in January of each financial year in accordance with any increase in the consumer price index (I.P.C.) published by the I.N.E. (Instituto Nacional de Estadística, National Statistics Institute).

7) Warranties

7.1.- Most appropriate solution

ESPACIO I.T. warrants that the solution proposed to the Company will at all times be the most satisfactory solution for its needs.

7.2.- Cost saving

ESPACIO I.T. also represents that it will act at all times in accordance with the cost saving principle.

7.3.- Technology

ESPACIO I.T. will maintain its IT environment in accordance with technical advances, and will in any event prevent it from becoming obsolete.

7.4.- Quality control

ESPACIO I.T. warrants that the contracted services will throughout the term of the agreement maintain a satisfactory level of quality for the Company in line with the standards established in Condition Four, Service Levels.

7.5.- Availability

In relation to any services which require immediate action, ESPACIO I.T. will give priority to resolving the Company’s requirements on the basis of being available at all times between 9.00 and 20.00 on working days, in accordance with the calendar to be approved by the parties, without prejudice to any urgent actions which must exceptionally be carried out which will be performed, where necessary, outside those predetermined times.

ESPACIO I.T. will have a back-up central server by means of which it will ensure continuity of the processing service by the information systems.

7.6.- Data security and back-up

ESPACIO I.T. will make a daily back-up copy of the data and applications hosted in its IT environment so that it can restore and recover the information in the event of loss.

8) Limitation of liability

ESPACIO I.T. will only be liable for any loss or damage caused to the Company where that loss or damage derives from its failure to comply with its contractual obligations and where that non-compliance is not caused by force majeure or external causes beyond its control, such as accidents, disasters, vandalism or theft, with a maximum limit of the amount of the most recent invoiced annual payment.

9) Confidentiality. Data protection.

Both parties will act with the utmost discretion in relation to the confidential information belonging to both to which they have access in connection with this agreement and will not disclose or use that information either directly or through third parties.

The following will be treated as confidential information:

a) All information which the parties expressly indicate or mark as such.

b) Information relating to the Company’s dealings, customers and goodwill and economic or commercial strategies, irrespective of the manner in which or the type of medium on which it is disclosed to ESPACIO I.T.

On termination or expiry of the agreement ESPACIO I.T. will eliminate or delete all confidential information belonging to the Company from its installations, archives and databases.

As a result of the Outsourcing service and in order to perform that service, ESPACIO I.T. will receive personal data (hereinafter the “Data”) from the Company in the files which it represents are owned by it, which are subject to the statutory provisions of Organic Law No 15/1999 of 13 December 1999, the Personal Data Protection Law (hereinafter the “LOPD”) and in its implementing provisions, in particular in Royal Decree No 1720/2007 of 21 December 2007 approving the Rules implementing the LOPD and in any future provisions implementing that legislation.

For that purpose and in order to comply with Article 12 of Organic Law No 15/1999, the Personal Data Protection Law (LOPD), ESPACIO I.T. expressly represents and undertakes:

1)	That it will use and process the Data solely for the purpose of performing the agreement and in any event in accordance with instructions received from the Company. ESPACIO I.T. expressly agrees to refrain from using the Data in any way other than that agreed and, in particular, will refrain from altering them, using them for the benefit of its business interests or disclosing them to or allowing access to them by third parties, even for the purposes of conservation of the Data.

2)	That it will act with the utmost confidentiality and discretion in relation to any personal Data provided to it by the Company in relation to performance of the subject-matter of the agreement, and will not disclose that Data or any other information provided to it relating to the Company to any third party whatsoever.

3)	That on completion of provision of services to which this agreement relates, it will return to the Company all documents and files referring to some or any of the Data, on whatever medium or in whatever format, and copies of those Data, whenever requested in writing and where doing so is not contrary to other statutory provisions.

4)	That it will restrict access to and use of the Data to those of its employees, agents and contractors for whom is completely necessary that they have access to and knowledge of that Data in order to perform the subject-matter of the agreement.

5)	That, in accordance with Article 9 of the aforementioned Organic Personal Data Protection Law, it will adopt the appropriate technical and organisational measures to ensure the security and integrity of any personal data to which they have access, and will prevent the alteration, loss or processing of or unauthorised access to that data.

10) Monitoring Committee

Both parties will appoint a Monitoring Committee composed of the persons they appoint for that purpose, which will act as the liaison between the parties and will also perform the following functions:

a)	Verifying performance, in particular the evolution and implementation of the various services and applications. This work will be reflected with the agreed frequency in the corresponding reports.

b)	Interpreting any terms and conditions of this agreement which may be questioned by the parties.

c)	Resolving any disputes which may arise in performance of the agreement, to which end its members will use their best endeavours and will meet and compile any information they consider necessary.

If the members of the Committee cannot resolve the dispute or issue of interpretation within 30 calendar days, it will be referred to the management of each party in order to seek to resolve it amicably.

11) Term

The initial term of this agreement will be 2 years from the date on which this instrument is executed. On expiry of that period, the agreement will be renewed for successive two-year periods unless it is terminated by either party by notice to the other, given at least six months before expiry of the initial term or of any subsequent renewed term.

12) Termination.

In the event that it terminates this agreement unilaterally before expiry, the Company will pay ESPACIO I.T. all outstanding fees up to termination of the contractual term or, where applicable, of the corresponding renewed term.

The preceding paragraph will not apply where the termination is on grounds of ESPACIO I.T.’s failure to comply with any of the agreed conditions.

13) Variation.

The Company and ESPACIO I.T. may vary the conditions established in this agreement. Those variations will be binding on both parties.

14) Transitional cooperation

In the event of the expiry or termination of this agreement, the Company and ESPACIO I.T. will cooperate in good faith to enable an orderly transfer of the provision of the services to the Company or a third party, and the parties will for that purpose, sufficiently in advance and with the necessary diligence, draw up a Transition Plan in which they will specify the work and measures it is necessary to take.

From the date on which ESPACIO I.T. receives notice of termination of the agreement from the Company until the date on which that termination takes effect, ESPACIO I.T. will continue to provide the services at the levels established in Condition Four and will on that date deliver to the Company the programs indicated, data, libraries and copies made in connection with the provision of the services, so that the Company can continue to use them, for its own use and under no circumstances for commercial purposes.

The terms and conditions of any grant of rights to use any programs which ESPACIO I.T. has developed for the Company during the term of this agreement will also be the subject-matter of agreement. In any event, where rights to use or licences are granted, the Company may only use those programs or developments for its own use, and will not under any circumstances be authorised in turn to grant rights to use or licences, or to disclose those programs or developments by any means or in any manner.

15) Arbitration

The parties expressly agree to submit to arbitration at law under Law No 36/1988 of 5 December 1988, the Arbitration Law, to resolve any doubt or dispute which may arise between them as a result of the implementation or interpretation of this agreement, and undertake and will be bound to comply with any award issued. The following rules will apply for the purposes of appointing arbitrators and administering the arbitration:

1.	There will be three arbitrators who will be practising lawyers (abogados). Each party will appoint one arbitrator and those so appointed will appoint the third.

2.	The venue of the arbitration will be Madrid.

3.	The language of the arbitration will be Spanish.

4.	The arbitrators will issue their award within three months from notification of their acceptance to the parties.

In relation to any issue which cannot be submitted to arbitration, the parties, expressly waiving any other jurisdiction to which they may be entitled, will submit to the jurisdiction of the courts and tribunals of the city of Madrid.

In witness whereof they execute this document in two counterparts to a single effect, at the place and on the date first above written.

[Signature]	[Signature]

Signed Diego Plaza Perez	Signed Carlos Lafitte Pradal

Ferroatlántica de México SA de CV	Espacio Information Technology, S.A.